CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008 on the financial statements of Shandong Zhouyuan Seed and Nursery Co., Ltd. (formerly known as “Pingchuan Pharmaceutical, Inc.”) for the years ended December 31, 2007 and 2006.

Kempisty & Company, Certified Public Accountants, P.C.

New York, NY
Dated: August 28, 2008